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                                                              EXHIBIT (21)-1


                         WISCONSIN ENERGY CORPORATION
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The following are subsidiaries of Wisconsin Energy Corporation

     Badger Service Company

     Minergy Corp.

     WEC Sub Corp.*

     WEC Generation International Inc.*

     Wisconsin Electric Power Company

     Wisconsin Michigan Investment Corporation

     WISPARK Corporation

     WISVEST Corporation

     WITECH Corporation



     * Non-operating companies.






























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